Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Mills Music Trust (the “Trust”) on Form 10-Q for the fiscal quarter ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certifies, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition* and results of operations of the Trust.

*

The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of, or withholdings in connection with, expenses and liabilities of the Trust. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.

August 14, 2026	/s/ Joel Faden
Joel Faden
Chief Financial Individual (principal financial officer)